Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Internet Bancorp of our reports dated March 12, 2025, with respect to the consolidated financial statements of First Internet Bancorp and the effectiveness of internal control over financial reporting, included in its Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

May 20, 2025